7.00% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK, CLASS A,
OF CLIFFS NATURAL RESOURCES INC.

DEPOSIT AGREEMENT

among

CLIFFS NATURAL RESOURCES INC.,

WELLS FARGO BANK, N.A.,
acting as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of February 21, 2013

TABLE OF CONTENTS

Page
Article 1
Defined Terms

Section 1.01. Definitions	1

Article 2
Appointment of Depositary; Rights, Privileges and Preferences; Book-Entry System;
Form of Receipts; Deposit of Mandatory Convertible Preferred Stock; No Redemption
of Mandatory Convertible Preferred Stock; Execution and Delivery; Transfer,
Surrender and Exchange of Receipts

Section 2.01. Appointment of Depositary	4
Section 2.02. Rights, Privileges and Preferences	4
Section 2.03. Book-Entry System; Form and Transfer of Receipts	4
Section 2.04. Deposit of Mandatory Convertible Preferred Stock; Execution and Delivery of Receipts	7
Section 2.05. No Redemption of Mandatory Convertible Preferred Stock	8
Section 2.06. Registration of Transfer of Receipts	8
Section 2.07. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Mandatory Convertible Preferred Stock	8
Section 2.08. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts	9
Section 2.09. Lost Receipts, etc	10
Section 2.10. Cancellation and Destruction of Surrendered Receipts	10
Section 2.11. Conversion at the Option of Holders	10
Section 2.12. No Pre-Release	13

Article 3
Certain Obligations of Record Holders of Receipts and of the Corporation

Section 3.01. Filing Proofs; Certificates and Other Information	13
Section 3.02. Payment of Taxes or Other Governmental Charges	13
Section 3.03. Warranty as to Mandatory Convertible Preferred Stock	14
Section 3.04. Warranty as to Receipts	14
Section 3.05. Listing	14

Article 4
The Deposited Securities; Notices

Section 4.01. Cash Distributions	14
Section 4.02. Distributions Other than Cash, Rights, Preferences or Privileges	15

ii

THIS DEPOSIT AGREEMENT dated as of February 21, 2013 among (i) CLIFFS NATURAL RESOURCES INC., an Ohio corporation (the “Corporation”), (ii) WELLS FARGO BANK, N.A. (the “Depositary”) and (iii) the Record Holders from time to time of the Receipts described in this Agreement.

RECITALS

WHEREAS, the parties desire to provide, as set forth in this Agreement, for the deposit of shares of the Corporation’s 7.00% Series A Mandatory Convertible Preferred Stock, Class A, from time to time with the Depositary for the purposes set forth in this Agreement and for the issuance hereunder of Receipts (as defined herein) evidencing Depositary Shares (as defined herein) in respect of the Mandatory Convertible Preferred Stock (as defined herein) so deposited;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement; and

WHEREAS, the terms, conditions and pricing mechanisms upon conversion of the Mandatory Convertible Preferred Stock are set forth in Subdivision A-1 (as defined herein) attached hereto as Exhibit B;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

Article 1
Defined Terms

Section 1.01. Definitions. The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms (in the singular and plural forms of such terms) used in this Agreement:

“Accumulated Dividend Amount” shall have the meaning set forth in Subdivision A-1.

“Additional Conversion Amount” shall have the meaning set forth in Subdivision A-1.

“Agreement” shall mean this agreement as originally executed or, if amended or supplemented as provided herein, as so amended or supplemented.

“Articles of Incorporation” shall mean the Corporation’s Second Amended Articles of Incorporation, as amended.

“Average VWAP” shall have the meaning set forth in Subdivision A-1.

“Closing Sale Price” of any security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of such security on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which such security is traded.  If such security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” shall be the last quoted bid price for such security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If such security is not so quoted, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for such security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Common Shares” shall mean the common shares, par value $0.125 per share, of the Corporation.

“Conversion Date” shall have the meaning set forth in Subdivision A-1.

“Conversion Number” shall have the meaning set forth in Section 2.11.

“Corporation” shall have the meaning set forth in the Preamble of this Agreement and shall include its successors and assigns.

“Depositary” shall have the meaning set forth in the Preamble of this Agreement and, subject to the provisions of Section 5.04, shall include its successors and assigns.

“Depositary Shares” shall mean the depositary shares, each representing a 1/40th fractional interest in a share of the Mandatory Convertible Preferred Stock and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 5.01.

“Depositary’s Office” shall mean the office of the Depositary at which at any particular time its business in respect of matters governed by this Agreement shall be administered, which at the date of this Agreement is located at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4101.

“Dividend Payment Date” shall have the meaning set forth in Subdivision A-1.

“Dividend Period” shall have the meaning set forth in Subdivision A-1.

“DTC” shall have the meaning set forth in Section 2.03.

“DTC Receipt” shall have the meaning set forth in Section 2.03.

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Subdivision A-1.

“Exchange Property” shall have the meaning set forth in Subdivision A-1.

2

“Fundamental Change Dividend Make-Whole Amount” shall have the meaning set forth in Subdivision A-1.

“Mandatory Convertible Preferred Stock” shall mean the shares of a series of the Corporation’s Preferred Stock designated as its 7.00% Series A Mandatory Convertible Preferred Stock, Class A, in Subdivision A-1 and having the rights and preferences, including, without limitation, the conversion, dividend, liquidation and voting rights, as set forth in the Articles of Incorporation.

“NYSE” shall have the meaning set forth in Section 2.03.

“Physical Receipt” shall have the meaning set forth in Section 2.03.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in the form of DTC Receipts or Physical Receipts.

“Record Holder” as applied to a Receipt shall mean the person in whose name that Receipt is registered on the books of the Depositary maintained for such purpose.

“Registrar” shall mean Wells Fargo Bank, N.A. or such other successor bank or trust company that shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided, and, if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such successor Registrar for such purpose.

“Remaining Fractional Share” shall have the meaning set forth in Section 4.02.

“Remaining Fractional Share Amount” shall have the meaning set forth in Section 4.02.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning set forth in Section 2.06.

“Subdivision A-1” shall mean Subdivision A-1 of the Articles of Incorporation establishing the Mandatory Convertible Preferred Stock as a series of Serial Preferred Stock, Class A, of the Corporation.

“Trading Day” shall have the meaning set forth in Subdivision A-1.

“Transfer Agent” shall mean Wells Fargo Bank, N.A. or any bank or trust company appointed to transfer the Receipts and the Mandatory Convertible Preferred Stock, as herein provided.

“Underwriters” shall mean J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., TD Securities (USA) LLC, Scotia Capital (USA) Inc. and Mizuho Securities USA Inc.

3

“Underwriting Agreement” shall mean that certain underwriting agreement, dated as of February 14, 2013, among the Corporation and the Underwriters.

“unit of Exchange Property” shall have the meaning set forth in Subdivision A-1.

Capitalized terms used and not defined in this Agreement shall have the respective meanings assigned to such terms in the Articles of Incorporation.

Article 2
Appointment of Depositary; Rights, Privileges and Preferences; Book-Entry System;
Form of Receipts; Deposit of Mandatory Convertible Preferred Stock; No Redemption
of Mandatory Convertible Preferred Stock; Execution and Delivery; Transfer,
Surrender and Exchange of Receipts

Section 2.01. Appointment of Depositary. The Corporation hereby appoints the Depositary, and the Depositary hereby accepts such appointment, as depositary for the Mandatory Convertible Preferred Stock, on the terms and conditions set forth in this Agreement.

Section 2.02. Rights, Privileges and Preferences. Subject to the terms of this Agreement, each Record Holder of a Receipt is entitled, proportionately, to all the rights, preferences and privileges of the Mandatory Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt (including the conversion, dividend, voting, and liquidation rights contained in the Articles of Incorporation) and the same proportionate interest in any and all other property received by the Depositary in respect of such Mandatory Convertible Preferred Stock and held under this Agreement.

Section 2.03. Book-Entry System; Form and Transfer of Receipts. The Corporation and the Depositary shall make application to The Depository Trust Company (“DTC”) for acceptance of all of the Receipts for its book-entry settlement system. The Corporation hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares with book-entry settlement through DTC shall be represented by a single receipt or receipts (the “DTC Receipt”), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (a) DTC or its nominee for such DTC Receipt or (b) institutions that have accounts with DTC. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. The aggregate number of Depositary Shares evidenced by Receipts that may be executed and delivered under this Agreement is initially limited to 27,000,000 (as increased from time to time by an amount equal to the aggregate number of any additional Depositary Shares purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), except for Receipts executed and delivered in respect of Depositary Shares upon registration or transfer of, or in exchange for, or in lieu of other Receipts pursuant to Section 2.06, Section 2.07 or Section 4.06.

4

The DTC Receipt shall be exchangeable for definitive Physical Receipts only if (i) DTC notifies the Corporation at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Corporation within 90 days of the date the Corporation is so informed in writing or (ii) DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934, as amended, and a successor to DTC is not appointed by the Corporation within 90 days. The Corporation shall provide written notice to the Depositary upon receipt of notice of the occurrence of any event described in clause (i) or (ii) of the preceding sentence. Until such written notice is received by the Depositary, the Depositary may presume conclusively for all purposes that the events described in clause (i) and (ii) of the first sentence of this paragraph have not occurred. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), or (ii) of the first sentence of this paragraph, then without unnecessary delay, the Depositary shall provide written instructions to DTC to deliver the DTC Receipt to the Depositary for cancellation, and, without unnecessary delay, the Corporation shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form (each, a “Physical Receipt”) evidencing such Depositary Shares.

Physical Receipts issued in exchange for all or a part of the DTC Receipt pursuant to this Section 2.03 shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Depositary. Upon execution and authentication, the Depositary shall deliver such Physical Receipts to the persons or entities in whose names such Physical Receipts are so registered.

At such time as all interests in a DTC Receipt have been converted, canceled, surrendered or transferred, such DTC Receipt shall be, upon receipt thereof, canceled by the Depositary in accordance with standing procedures and existing instructions between DTC and DTC’s custodian. At any time prior to such cancellation, if any interest in a DTC Receipt is exchanged for Physical Receipts, converted, canceled, surrendered or transferred to a transferee who receives Physical Receipts therefor or any Physical Receipt is exchanged or transferred for part of such DTC Receipt, the number of Depositary Shares evidenced by such DTC Receipt shall, in accordance with the standing procedures and instructions existing between DTC and DTC’s custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such DTC Receipt, by the Depositary or DTC’s custodian, at the direction of the Depositary, to reflect such reduction or increase.

Beneficial owners of Depositary Shares through DTC shall not receive or be entitled to receive Physical Receipts or be entitled to have Depositary Shares registered in their name, except as described in the third immediately preceding paragraph, in which case the provisions set forth in such paragraph and the second immediately succeeding paragraph regarding the issuance of Physical Receipts shall apply. Except as specifically provided herein, beneficial owners of Depositary Shares through DTC shall not be considered the owners or holders of the securities under this Agreement for any purpose, including with respect to the giving of any direction, instruction or approval to the Depositary under this Agreement.

5

Receipts shall be in denominations of any number of whole Depositary Shares. The Corporation shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Agreement.

The DTC Receipt and Physical Receipts, if any, shall be substantially in the form set forth in Exhibit A annexed to this Agreement and incorporated herein by reference, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with the applicable rules of The New York Stock Exchange (the “NYSE”) or any other securities exchange on which the Depositary Shares are then listed, if applicable. In the event the DTC Receipt becomes exchangeable for definitive Physical Receipts as provided in this Section 2.03, the Depositary, pending preparation of definitive Physical Receipts and upon the written order of the Corporation, delivered in compliance with Section 2.04, shall execute and deliver temporary Receipts, which may be printed, lithographed or otherwise substantially of the tenor of the Physical Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause Physical Receipts to be prepared without unreasonable delay. After the preparation of Physical Receipts, the temporary Receipts shall be exchangeable by the Record Holder for Physical Receipts upon surrender of the temporary Receipts at the Depositary’s Office or such other place or places as the Depositary shall determine pursuant to the first paragraph of Section 2.04, without charge to the Record Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor Physical Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor to the Record Holder or the Depositary. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement as Physical Receipts.

Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer thereof; provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature by a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by manual signature by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals or changes not inconsistent with the provisions of this Agreement, all as may be required by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of the NYSE or any other securities exchange upon which the Mandatory Convertible Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

6

Title to Depositary Shares evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.06, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof (x) for the purpose of determining the person (i) entitled to distributions of dividends or other distributions of securities, cash or other property or payments with respect to the Mandatory Convertible Preferred Stock, (ii) entitled to exercise any voting, or conversion rights with respect to the Mandatory Convertible Preferred Stock and (iii) entitled to receive any notice provided for in this Agreement and (y) for all other purposes.

Section 2.04. Deposit of Mandatory Convertible Preferred Stock; Execution and Delivery of Receipts. Subject to the terms and conditions of this Agreement, the Corporation may from time to time deposit shares of Mandatory Convertible Preferred Stock under this Agreement by delivery to the Depositary of a certificate or certificates for such shares of Mandatory Convertible Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with:

(a) all such certifications as may be required by the Depositary in accordance with the provisions of this Agreement, including the resolutions of the Board of Directors or a duly authorized committee thereof, as certified by the Secretary or any Assistant Secretary of the Corporation on the date thereof as being complete, accurate and in effect, relating to the issuance and sale of the Mandatory Convertible Preferred Stock;

(b) a letter of counsel to the Corporation authorizing reliance by the Depositary on such counsel’s opinions delivered to the Underwriters pursuant to the terms of the Underwriting Agreement as to (i) the existence and good standing of the Corporation, (ii) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable and (iii) the effectiveness of any registration statement under the Securities Act relating to the offering and sale of the Mandatory Convertible Preferred Stock and the offering and sale of the Depositary Shares; and

(c) a written order of the Corporation, directing the Depositary to execute and deliver to the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Mandatory Convertible Preferred Stock.

Deposited Mandatory Convertible Preferred Stock shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine.

7

Upon receipt by the Depositary of a certificate or certificates for Mandatory Convertible Preferred Stock deposited in accordance with the provisions of this Section 2.04, together with the other documents required as above specified, and upon recordation of the Mandatory Convertible Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.04, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Mandatory Convertible Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or, at the request of such person or persons, such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person or persons requesting such delivery.

Section 2.05. No Redemption of Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Mandatory Convertible Preferred Stock.

Section 2.06. Registration of Transfer of Receipts. Subject to the terms and conditions of this Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by a Record Holder in person or by its duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, including a guarantee of the signature thereon by a participant in a signature guarantee medallion program approved by the Securities Transfer Association, Inc. (the “Signature Guarantee”). Thereupon, the Depositary shall, without unreasonable delay, execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

Section 2.07. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Mandatory Convertible Preferred Stock. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Record Holder of the Receipt or Receipts so surrendered.

Any Record Holder of a Receipt or Receipts may withdraw the number of whole shares of Mandatory Convertible Preferred Stock and all money and/or other property represented thereby by (x) in the case of Physical Receipt(s), surrendering such Receipt(s), or Depositary Shares represented by the Receipts, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals and (y) in the case of a DTC Receipts, by complying with the appropriate DTC procedures for such withdrawal. Thereafter, without unreasonable delay, the Depositary shall deliver to such Record Holder, or to the person or persons designated by such Record Holder as hereinafter provided, the number of whole shares of Mandatory Convertible Preferred Stock and all money and/or other property represented by such Receipt(s), or Depositary Shares represented by such Receipt(s), representing the Mandatory Convertible Preferred Stock subject to withdrawal, but Record Holders of such whole shares of Mandatory Convertible Preferred Stock shall not thereafter be entitled to deposit such Mandatory Convertible Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Physical Receipt delivered by the Record Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Mandatory Convertible Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Mandatory Convertible Preferred Stock and such money and/or other property to be so withdrawn, deliver to such Record Holder, or subject to Section 2.06 upon its order, a new Physical Receipt evidencing such excess number of Depositary Shares; provided, however, that such Physical Receipt shall only represent a whole number of Depositary Shares and the Depositary shall not issue any Physical Receipt evidencing a fractional Depositary Share.

8

Delivery of the Mandatory Convertible Preferred Stock and money and/or other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer including, but not limited to, a Signature Guarantee.

If the Mandatory Convertible Preferred Stock and the money and/or other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Mandatory Convertible Preferred Stock, such Record Holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Physical Receipt(s) surrendered by such Record Holder for withdrawal of such shares of Mandatory Convertible Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Mandatory Convertible Preferred Stock and the money and/or other property represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Record Holder surrendering such Receipt or Receipts and for the account of the Record Holder thereof, such delivery may be made at such other place as may be designated by such Record Holder.

A Record Holder who withdraws shares of Mandatory Convertible Preferred Stock and any such money and/or other property shall not be required to pay any taxes or duties relating to the issuance or delivery of such shares of Mandatory Convertible Preferred Stock and any such money and/or other property, except that such Record Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of Mandatory Convertible Preferred Stock and any such money and/or other property in a name other than the name of such Record Holder.

Section 2.08. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, any of the Depositary, any Depositary’s Agent and the Corporation may require (a) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Record Holder of a Receipt pursuant to Sections 3.02 and 5.07, (b) the production of evidence satisfactory to it as to the identity and genuineness of any signature, including a Signature Guarantee or (c) compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Agreement and applicable law.

9

The deposit of the Mandatory Convertible Preferred Stock may be refused, the delivery of Receipts against Mandatory Convertible Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed reasonably necessary or advisable by any of the Depositary, any of the Depositary’s Agents and the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Agreement.

Section 2.09. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (a) the filing by the Record Holder thereof with the Depositary of evidence satisfactory to the Depositary and the Corporation of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof; (b) the Record Holder thereof furnishing of the Depositary and the Corporation with indemnification reasonably satisfactory to the Depositary and the Corporation and the provision of an open penalty surety bond reasonably satisfactory to the Depositary and holding it and the Corporation harmless; and (c) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depositary) in connection with such execution and delivery.

Section 2.10. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent, including Receipts surrendered in connection with any conversion of the Mandatory Convertible Preferred Stock into Common Shares in accordance with the Articles of Incorporation, shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.11. Conversion at the Option of Holders. Subject to the terms and conditions of this Agreement, the Record Holder of any Receipt may, at any time that Mandatory Convertible Preferred Stock may be converted pursuant to Section 8(c) or 8(d) of Subdivision A-1, by (x) in the case of a Physical Receipt, surrendering such Physical Receipt at the Depositary’s Office or such other office as the Depositary may from time to time designate for such purpose together with a notice of conversion properly completed and duly executed and a proper assignment of such Receipt to the Corporation or the Transfer Agent or in blank to the Depositary or any of the Depositary’s Agents, and (y) in the case of a DTC Receipt, complying with the procedures of DTC in effect at that time, in each case, thereby instructing the Depositary to cause the conversion of a specified number (the “Conversion Number”) of whole shares of Mandatory Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the Articles of Incorporation, and specifying the name in which such Record Holder desires the Common Shares issuable upon conversion (including in respect of any Early Conversion Additional Conversion Amount, any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount, in each case, in accordance with Subdivision 1-A) to be registered and specifying payment instructions. Depositary Shares may be converted at the option of the Record Holder of any Receipt only in lots of 40 Depositary Shares or integral multiples thereof. The Depositary shall be deemed to have no knowledge of the Conversion Number unless and until it shall have actually received written notice thereof from the Corporation, and shall have no duty or obligation to investigate or inquire as to whether any Conversion Number contained in any such written notice is accurate, or whether it complies with the Articles of Incorporation. If specified by the Record Holder in such notice of conversion that Common Shares issuable upon conversion of the Depositary Shares shall be issued to a Person other than the Record Holder surrendering the Receipt for the Depositary Shares being converted, then the Record Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the Common Shares or other securities so issued that are not payable by the Corporation pursuant to the Articles of Incorporation or Section 3.02. In addition, the holder shall provide any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent for the Mandatory Convertible Preferred Stock, if necessary, to effect the conversion.

10

Upon fulfillment of the requirements in the foregoing paragraph, the Depositary is hereby authorized and instructed to, and shall, as promptly as practicable, (a) give written notice to the Transfer Agent of (i) the Conversion Number (as specified in writing by the Corporation), (ii) the number of Common Shares to be delivered upon conversion of such Conversion Number of shares of Mandatory Convertible Preferred Stock (including in respect of any Early Conversion Additional Conversion Amount, any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Articles of Incorporation) (as specified in writing by the Corporation), (iii) the amount of immediately available funds (as specified in writing by the Corporation), if any, to be delivered to the Record Holder of such Receipts in payment of any fractional Common Shares otherwise issuable upon conversion of such Conversion Number of shares of Mandatory Convertible Preferred Stock and (iv) the amount of cash (as specified in writing by the Corporation), if any, to be delivered to the Record Holder of such Receipts in respect of any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount, in each case, payable by the Corporation upon conversion of such Conversion Number of shares of Mandatory Convertible Preferred Stock pursuant to the Articles of Incorporation, (b) cancel such Receipt or, if a Registrar for Receipts (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Receipt, and (c) surrender to the Transfer Agent or any other authorized agent of the Corporation for conversion, in accordance with the Articles of Incorporation (as specified in writing by the Corporation), certificates for the Mandatory Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, together with delivery to the Corporation or the appropriate agent of the Corporation (pursuant to written instructions from the Corporation) any other information or payment required by the Articles of Incorporation (as specified in writing by the Corporation) for such conversion, and such certificates shall thereupon be canceled by the Transfer Agent or other authorized agent. The Depositary shall have no duty or obligation to investigate or inquire as to whether the Corporation provided it with the correct number of Common Shares to be delivered upon any conversion of the Mandatory Convertible Preferred Stock (including in respect of any Early Conversion Additional Conversion Amount, any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount), or the correct amount of cash to be delivered in payment of any fractional Common Shares otherwise issuable or in respect of any cash payable by the Corporation upon any conversion of the Mandatory Convertible Preferred Stock (including in respect of any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount), and the Depositary may rely conclusively on any such information provided by the Corporation.

11

As promptly as practicable after the Transfer Agent or other authorized agent of the Corporation has received such certificates from the Depositary, (a) the Corporation shall cause to be furnished to the Depositary (i) a certificate or certificates evidencing such number of Common Shares to be delivered upon conversion of the Conversion Number of shares of Mandatory Convertible Preferred Stock (including in respect of any Early Conversion Additional Conversion Amount, any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Articles of Incorporation), (ii) such amount of immediately available funds, if any, to be delivered in respect of any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount, in each case, payable by the Corporation upon conversion of such shares of Mandatory Convertible Preferred Stock pursuant to the Articles of Incorporation, and (iii) such amount of immediately available funds, if any, to be delivered in lieu of receiving fractional Common Shares, as specified in a written notice from the Corporation and (b) the Depositary is hereby authorized and instructed to, and shall, deliver at the Depositary’s Office, (i) a certificate or certificates evidencing the number of Common Shares (including in respect of any Early Conversion Additional Conversion Amount, any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Articles of Incorporation) into which the Mandatory Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt has been converted, (ii) the amount of cash payable by the Corporation upon such conversion of such Mandatory Convertible Preferred Stock in respect of any Additional Conversion Amount, any Fundamental Change Dividend Make-Whole Amount and any Accumulated Dividend Amount, in each case, pursuant to the Articles of Incorporation and (iii) the amount of cash payable by the Corporation upon such conversion of such Mandatory Convertible Preferred Stock in lieu of delivering fractional Common Shares, in each case, as specified in writing by the Corporation and which has been provided by the Corporation.

In the event that a Record Holder of a surrendered Receipt elects to convert fewer than all Depositary Shares evidenced by such Receipt under this Section 2.11, upon such conversion, the Depositary shall, if requested in writing and provided with all necessary information and documents, authenticate, countersign and deliver to such Record Holder thereof, at the expense of the Corporation, a new Receipt evidencing the Depositary Shares as to which such conversion was not effected.

Delivery of Common Shares following a conversion pursuant to this Section 2.11 may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary’s Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any Record Holder surrendering Receipts, and for the account of such Record Holder, to such place designated in writing by such Record Holder.

12

For purposes of this Section 2.11 and Section 4.02, if the Common Shares have been replaced by Exchange Property as a result of any transaction as described in Section 10 of Subdivision A-1, references to Common Shares will be deemed to be references to a unit of Exchange Property that a holder of one Common Share would have been entitled to receive in such transaction as determined pursuant to Section 10 of Subdivision A-1.

Section 2.12. No Pre-Release. The Depositary shall not deliver any deposited Mandatory Convertible Preferred Stock represented by Depositary Shares evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the Mandatory Convertible Preferred Stock corresponding to Depositary Shares evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not evidence Depositary Shares representing Mandatory Convertible Preferred Stock deposited with the Depositary, subject to the rights of holders to receive distributions upon conversion of the deposited Mandatory Convertible Preferred Stock pursuant to Section 4.01 or Section 4.02.

Article 3
Certain Obligations of Record Holders of Receipts and of the Corporation

Section 3.01. Filing Proofs; Certificates and Other Information. Any Record Holder of a Receipt may be required from time to time to file proof of residence, or other matters or other information, to execute certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or exchange, of any Receipt or the withdrawal of the Mandatory Convertible Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.02. Payment of Taxes or Other Governmental Charges. Record Holders of Receipts shall be obligated to make payments to the Depositary of certain fees, charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Mandatory Convertible Preferred Stock and all money and/or other property represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made or satisfactory evidence is provided by such Record Holder to the Depositary that such fees, charges and expenses have been paid, and any dividends, interest payments or other distributions may be withheld or any part of or all the Mandatory Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Record Holder thereof (after attempting by reasonable means to notify such Record Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Record Holder of such Receipt remaining liable for any deficiency.

13

Section 3.03. Warranty as to Mandatory Convertible Preferred Stock. The Corporation hereby represents and warrants that the Mandatory Convertible Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Mandatory Convertible Preferred Stock and the issuance of the related Receipts.

Section 3.04. Warranty as to Receipts. The Corporation hereby represents and warrants that the Receipts, when issued in accordance with this Agreement, will represent legal and valid interests in the Mandatory Convertible Preferred Stock. Such representation and warranty shall survive the deposit of the Mandatory Convertible Preferred Stock and the issuance of the Receipts.

Section 3.05. Listing. The Corporation hereby covenants and agrees that it will apply to list, and use its reasonable best efforts to keep listed, the Depositary Shares on the NYSE.

Article 4
The Deposited Securities; Notices

Section 4.01. Cash Distributions. Whenever the Depositary, as distribution agent, shall receive any cash dividend or other cash distribution on the Mandatory Convertible Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective number of Depositary Shares evidenced by the Receipts held by such Record Holders; provided, however, that in case the Corporation or the Depositary shall be required to withhold, and shall withhold, from any cash dividend or other cash distribution in respect of the Mandatory Convertible Preferred Stock an amount on account of taxes, the amount of cash made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly, and such withheld cash shall be treated for all purposes of this Agreement as having been paid to the Record Holder of Receipts in respect of which the Corporation or the Depositary, as the case may be, made such withholding. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any Record Holder on the aggregate number of Depositary Shares held by such Record Holder results in an amount that is a fraction of a cent and that fraction of a cent is equal to or greater than $0.005, the amount the Depositary shall distribute to such Record Holder shall be rounded down to the nearest whole cent and any balance not so distributable shall be held by the Depositary and shall be added to and be treated as part of the next succeeding distribution to such Record Holder of Receipts.

Each Record Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Record Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.

14

Section 4.02. Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Mandatory Convertible Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Record Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, including, without limitation, through book-entry transfer through DTC in the case of DTC Receipts; provided that, in case the Depositary shall be required to withhold from any distribution in respect of the Mandatory Convertible Preferred Stock an amount on account of taxes, the amount of property or securities made available for distribution or distributed in respect of Depositary Shares shall be reduced as necessary to permit any withholding, and such withheld property may be disposed of by the Depositary, without any further consent or direction from the Corporation, in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes and shall be treated for all purposes of this Agreement as having been paid to the Record Holder of the Receipt in respect of which the Depositary, as the case may be, made such withholding. The distribution described in the immediately preceding sentence shall apply to any distribution by the Depositary of Common Shares deliverable to the Record Holders, as a result of the conversion of the Mandatory Convertible Preferred Stock into Common Shares in accordance with the terms of the Articles of Incorporation; provided that in such case the distribution of Common Shares shall be made to Record Holders as of the close of business on the relevant Conversion Date. If, in the opinion of the Depositary, such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes or governmental charges) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, then the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

In the event of a distribution of securities, whether upon conversion of the Mandatory Convertible Preferred Stock into Common Shares or otherwise, fractional shares of such securities shall not be distributed to the Record Holders. Instead, a Record Holder that otherwise would have been entitled to receive a fraction of a security will receive an amount in cash, rounded to the nearest cent, equal to such Record Holder’s proportionate interest in the net proceeds from the sale in the open market by the Depositary, or an agent of the Depositary or other entity as so instructed in writing by the Corporation, on behalf of all such Record Holders, of the aggregate fractional shares of the securities that would otherwise have been issued, unless the distribution of securities in question is the Corporation’s issuance of the Common Shares upon conversion of the Mandatory Convertible Preferred Stock, in which case (A) such Record Holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (x) that same fraction; and (y) the Average VWAP per Common Share over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant Conversion Date; provided that if more than one share of the Mandatory Convertible Preferred Stock is surrendered for, or subject to, conversion at one time by or for the same holder, the number of Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered for, or subject to, conversion. The sale described in the immediately preceding sentence shall occur as soon as practicable following the distribution date for such securities. In the event that such sale of the aggregate fractional shares of the securities that otherwise would have been issued is completed and a fraction of a share of such security still remains (the “Remaining Fractional Share”), the Depositary shall immediately notify the Corporation in writing of the Remaining Fractional Share, which notice may be delivered via electronic mail to the address set forth in Section 7.04. Upon receipt of such notice, the Board of Directors or a duly authorized committee thereof shall determine the cash equivalent of the Remaining Fractional Share (the “Remaining Fractional Share Amount”), which Remaining Fractional Share Amount shall be equal to the Remaining Fractional Share, multiplied by the Closing Sale Price of such securities on the Trading Day immediately preceding the date of the distribution of such securities. The determination of the Remaining Fractional Share Amount by the Board of Directors or a duly authorized committee thereof shall be binding on the parties hereto and on the Record Holders. The Corporation shall promptly transfer funds for the Remaining Fractional Share Amount to an account selected by the Depositary, and the Depositary shall add the Remaining Fractional Share Amount to the net proceeds from the sale described above for distribution to the Record Holders otherwise entitled to receive the fractional shares of the securities.

15

The person or persons entitled to receive any Common Shares issuable upon any conversion of the Mandatory Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Shares as of the close of business on the relevant Conversion Date.

Section 4.03. Subscription Rights, Preferences or Privileges. If the Corporation shall at any time offer or cause to be offered to the persons in whose names the Mandatory Convertible Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, the terms of such rights, preferences or privileges shall in each such instance be communicated promptly to the Depositary and thereafter such rights, preferences or privileges shall be made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation may direct, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method; provided, however, that (a) if at the time of issuance or offer of any such rights, preferences or privileges, the Corporation determines that it is not lawful or not feasible to make such rights, preferences or privileges available to Record Holders of Receipts by the issue of warrants or otherwise or (b) if Record Holders of Receipts do not desire to exercise such rights, preferences or privileges and so instruct the Depositary, then in either event, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, the Corporation may direct the Depository to sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

16

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Record Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Record Holders to exercise such rights, preferences or privileges in compliance with the Securities Act. In no event shall the Depositary make available to the Record Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Record Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Record Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation shall use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Record Holders to exercise such rights, preferences or privileges.

Section 4.04. Notice of Dividends, etc.; Fixing Record Date for Record Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Mandatory Convertible Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Mandatory Convertible Preferred Stock are entitled to vote or of which holders of the Mandatory Convertible Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Mandatory Convertible Preferred Stock) for the determination of the Record Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

17

Section 4.05. Voting Rights. Subject to the provisions of the Articles of Incorporation, upon receipt of notice of any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts, determined on the record date as set forth in Section 4.04, a notice prepared by the Corporation that shall contain (a) such information as is contained in such notice of meeting and (b) a statement that the Record Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Mandatory Convertible Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Each Record Holder of Receipts on the record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Mandatory Convertible Preferred Stock) may instruct the Depositary as to how to vote the amount of the Mandatory Convertible Preferred Stock represented by such Record Holder’s Receipts in accordance with these instructions. Upon the written request of the Record Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Mandatory Convertible Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Mandatory Convertible Preferred Stock or cause such Mandatory Convertible Preferred Stock to be voted. In the absence of specific instructions from Record Holders of Receipts, the Depositary shall abstain from voting the Mandatory Convertible Preferred Stock to the extent it does not receive such specific instructions from the Record Holders of Receipts.

Section 4.06. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, Etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Mandatory Convertible Preferred Stock, subject to the provisions of the Articles of Incorporation, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall (a) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Mandatory Convertible Preferred Stock as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Mandatory Convertible Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (b) treat any securities that shall be received by the Depositary in exchange for or, subject to the final sentence of this Section 4.06, upon conversion of or in respect of the Mandatory Convertible Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Mandatory Convertible Preferred Stock. In any such case the Corporation may in its discretion direct the Depositary to execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Record Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Mandatory Convertible Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Mandatory Convertible Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Mandatory Convertible Preferred Stock represented by such Receipts might have been converted or for which such Mandatory Convertible Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. Notwithstanding the foregoing, the Common Shares issuable upon conversion of the Mandatory Convertible Preferred Stock shall not constitute new deposited securities hereunder and instead the provisions set forth in Section 4.02 shall apply.

18

Section 4.07. Delivery of Reports. The Depositary shall furnish to Record Holders of Receipts any reports and communications received from the Corporation that are received by the Depositary, as the holder of the Mandatory Convertible Preferred Stock, and that the Corporation is required to furnish to the holders of the Mandatory Convertible Preferred Stock.

Section 4.08. Lists of Receipt Record Holders. Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Record Holders of Receipts.

Section 4.09. Certain Limitations on Liability. Neither the Corporation nor the Depositary shall have any responsibility or liability for the payment of amounts to beneficial owners of interests in Depositary Shares, for any aspect of the records relating to or payments made on account of such beneficial interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such beneficial interests.

Article 5
The Depositary, the Depositary’s Agents, the Registrar and the Corporation

Section 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar; Depositary’s Agents. Upon execution of this Agreement, the Depositary shall maintain at the Depositary’s Office, which Depositary’s Office (or any such other place or places as the Depositary shall designate hereunder for the execution and delivery, transfer, surrender and exchange, split-up and combination of Receipts and deposit and withdrawal of the Mandatory Convertible Preferred Stock) shall at all times be located in the continental United States, facilities for the execution and delivery, transfer, surrender and exchange, split-up and combination of Receipts and deposit and withdrawal of the Mandatory Convertible Preferred Stock, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange of Receipts and deposit and withdrawal of the Mandatory Convertible Preferred Stock, all in accordance with the provisions of this Agreement.

The Registrar shall keep books at the Depositary’s Office for the registration and transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Registrar, the Registrar shall open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any Record Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Corporation may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

19

The Depositary may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Mandatory Convertible Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary shall appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of any such exchange) may be removed and a substitute registrar may be appointed by the Depositary upon the request or with the approval of the Corporation. If the Receipts, Depositary Shares or Mandatory Convertible Preferred Stock are listed on one or more other securities exchanges, the Registrar shall, at the expense and request of the Corporation, arrange such facilities for the delivery, transfer, surrender and exchange of the Receipts, Depositary Shares or Mandatory Convertible Preferred Stock as may be required by law or applicable securities exchange regulation.

The Depositary may from time to time appoint one or more Depositary’s Agents to act in any respect for the Depositary for the purposes of this Agreement and may from time to time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents; provided that the Depositary shall notify the Corporation of any such appointment or variation or termination of such appointment.

Section 5.02. Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Transfer Agent. None of the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent shall incur any liability to any Record Holder of a Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or by reason of any provision, present or future, of the Articles of Incorporation or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any such Depositary’s Agent, any such Registrar or any such Transfer Agent shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Agreement provide shall be done or performed. Nor shall the Depositary, any Depositary’s Agent, any Registrar nor any Transfer Agent incur liability to any Record Holder of a Receipt (a) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement shall provide shall or may be done or performed or (b) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence, willful misconduct or bad faith of the party charged with such exercise or failure to exercise, or as otherwise explicitly set forth in this Agreement.

Section 5.03. Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Transfer Agent. None of the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent assumes any obligation or shall be subject to any liability under this Agreement to Record Holders of Receipts, the Corporation or any other person or entity other than for its gross negligence, willful misconduct or bad faith.

20

None of the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Mandatory Convertible Preferred Stock, the Depositary Shares or the Receipts, which, in its reasonable opinion, may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be reasonably required.

None of the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Mandatory Convertible Preferred Stock for deposit, any Record Holder of a Receipt or any other person believed by it in good faith to be competent to give such information. Each of the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent may rely, and shall each be protected in acting upon or omitting to act, upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary undertakes, and any Registrar or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar or Transfer Agent.

The Depositary, its parent, affiliates and subsidiaries, any Depositary’s Agent and any Registrar or Transfer Agent may own, buy, sell and deal in any class of securities of the Corporation and its affiliates and in Receipts or Depositary Shares or have a pecuniary interest in any transaction in which the Corporation or its affiliates may be interested or contract with or lend money to any such person or otherwise act as fully or as freely as if it were not the Depositary, the Depositary’s parent, affiliate or subsidiary or the Depositary’s Agent or the Registrar hereunder. The Depositary may also act as trustee, transfer agent or registrar of any of the securities of the Corporation and its affiliates.

It is intended that none of the Depositary, its agents and any Registrar, acting as a Depositary’s Agent or Registrar, as the case may be, shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, any Depositary’s Agent and the Registrar are acting only in a ministerial capacity as Depositary or Registrar for the Mandatory Convertible Preferred Stock.

The Corporation agrees that it has registered the offer and sale of the Mandatory Convertible Preferred Stock and the Depositary Shares in accordance with all applicable securities laws.

None of the Depositary, its officers, directors, employees or agents and the Registrar makes any representation or has any responsibility as to the validity of (a) the registration statement pursuant to which the offer and sale of the Depositary Shares are registered under the Securities Act, (b) the Articles of Incorporation, (c) the Mandatory Convertible Preferred Stock, (d) the Depositary Shares, (e) the Receipts (except for its counter-signatures thereon), (f) any instruments referred to in any of the foregoing or (g) as to the correctness of any statement made in any of the foregoing.

21

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any Mandatory Convertible Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the Record Holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

Notwithstanding anything to the contrary herein, the Depositary shall not be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by breach of any provision of this Agreement even if apprised of the possibility of such damages.

The Depositary shall not have any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Receipts, the Depositary Shares or the Mandatory Convertible Preferred Stock, nor shall it be obligated to segregate such monies from other monies held by it, except as required by applicable law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary, the Depositary’s Agent or any Registrar or Transfer Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary, the Depositary’s Agent or any Registrar or Transfer Agent hereunder, or in the administration of any of the provisions of this Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Record Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by the Corporation that eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Depositary, Depositary’s Agent, Registrar or Transfer Agent or that proves or establishes the applicable matter to the reasonable satisfaction of the Depositary, Depositary’s Agent, Registrar or Transfer Agent.

The Depositary undertakes not to issue any Receipt other than to evidence the Depositary Shares that have been delivered to, and are then on deposit with, the Depositary. The Depositary also undertakes not to sell, except as provided herein, pledge or lend Depositary Shares or shares of Mandatory Convertible Preferred Stock held by it as Depositary.

Section 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

22

The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company that (a) is not an affiliate of the Corporation, (b) has its principal office in the United States of America and (c) has a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Mandatory Convertible Preferred Stock and any moneys, securities or other property held hereunder to such successor, and shall deliver to such successor Depositary a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Receipts.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The provisions of this Section 5.04 as they apply to the Depositary apply to the Registrar and Transfer Agent, as if specifically enumerated herein.

Section 5.05. Corporate Notices and Reports. The Corporation agrees that it shall deliver to the Depositary, and the Depositary shall, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of the NYSE or any other national securities exchange upon which the Mandatory Convertible Preferred Stock, the Depositary Shares or the Receipts are listed or by the Charter (including, without limitation, the Articles of Incorporation), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary shall transmit to the Record Holders of Receipts at the Corporation’s expense, including applicable fees, such other documents as may be requested by the Corporation.

23

Section 5.06. Indemnification by the Corporation. Subject to Section 5.03, the Corporation shall indemnify the Depositary, any Depositary’s Agent and any Registrar or Transfer Agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Agreement and the Receipts by the Depositary, any Registrar, any Transfer Agent or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Corporation set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent.

Section 5.07. Fees, Charges and Expenses. The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary without gross negligence, willful misconduct or bad faith on its part (or on the part of any agent or Depositary’s Agent) in connection with the services rendered by it (or such agent or Depositary’s Agent) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Mandatory Convertible Preferred Stock and the initial issuance of the Depositary Shares and any change of the Mandatory Convertible Preferred Stock in accordance with Section 4.06. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Record Holders shall not be required to pay any transfer and other taxes and governmental charges relating to the Mandatory Convertible Preferred Stock, the Receipts or the Depositary Shares; provided that a Record Holder shall be required to pay any tax or duty that may be payable relating to any issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Shares or transfers or exchanges of Depositary Shares or Receipts, in each case, in a name other than the name of such Record Holder. If, at the request of a Record Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, then such Record Holder shall be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, request that the Corporation direct a Record Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Record Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

Section 5.08. Tax Compliance. The Depositary, on its own behalf and on behalf of the Corporation, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (a) any payments made with respect to the Depositary Shares and Mandatory Convertible Preferred Stock or (b) the issuance, delivery, holding, transfer or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

24

The Depositary shall comply with any direction received from the Corporation with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.

The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Corporation or to its authorized representatives.

Article 6
Amendment and Termination

Section 6.01. Amendment. Without the consent of the Record Holders of Receipts, the form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended, altered, supplemented or repealed by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable, or to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provision contained in this Agreement; provided, however, that no such action that adversely affects the special rights, preferences, privileges or voting powers of the Record Holders of Receipts shall be effective unless such action shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. In addition, without the consent of the Record Holders of Receipts, the form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended, altered, supplemented or repealed to conform such provisions to the description thereof in the prospectus for the Depositary Shares, as supplemented and/or amended by the “Description of Depositary Shares” section of the preliminary prospectus supplement for the Depositary Shares, as further supplemented and/or amended by the pricing term sheet related thereto. Every Record Holder of an outstanding Receipt at the time any such action takes effect shall be deemed, by continuing to hold such Receipt, to consent and agree to such action and to be bound by this Agreement.

Notwithstanding the foregoing, in no event shall the Corporation be required to execute any amendment that may impair the right, subject to the provisions of Sections 2.07 and 2.08 and Article 3, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Record Holder the Mandatory Convertible Preferred Stock and all money and/or other property represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the NYSE or any other applicable securities exchange.

Section 6.02. Termination. This Agreement may be terminated by the Corporation or the Depositary only if (a) all outstanding Depositary Shares issued hereunder have been cancelled, upon conversion of the Mandatory Convertible Preferred Stock into Common Shares in accordance with the Articles of Incorporation or otherwise, or (b) there shall have been made a final distribution in respect of the Mandatory Convertible Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Record Holders of Receipts representing Depositary Shares pursuant to Section 4.01 or 4.02, as applicable.

25

Upon the termination of this Agreement, the Corporation shall be discharged from all obligations under this Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Section 5.06 and 5.07.

Article 7
Miscellaneous

Section 7.01. Counterparts. This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 7.02. Record Holders of Receipts Are Parties; Exclusive Benefit of Parties. The Record Holders of Receipts from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts. This Agreement is for the exclusive benefit of the parties hereto, and their respective assigns and successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other entity or person whatsoever.

Section 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04. Notices. Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at:

Cliffs Natural Resources Inc.
200 Public Square
Cleveland, Ohio 44114
Attn: Vice President, General Counsel and Secretary

Facsimile: (216) 694-6509

Email: carolyn.cheverine@CliffsNR.com

With a copy to (which alone shall not constitute notice):

Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212
Email: mjsolecki@jonesday.com

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

26

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary’s Office at

Wells Fargo Bank, N.A.
1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120-4101

Attention: Relationship Management

Facsimile: (651) 450-4078

or at any other address of which the Depositary shall have notified the Corporation in writing.

Subject to the immediately succeeding sentence, the Depositary shall give any and all notices directed to be given by the Corporation to any Record Holder of a Receipt in writing, and such notices shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary. Notwithstanding the foregoing, if Depositary Shares are issued in book-entry form through DTC or any similar facility, such notices may be given to Record Holders in any manner permitted by DTC or such facility, as the case may be.

Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. However, the Depositary or the Corporation may act upon any facsimile transmission received by it from the other, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.05. Appointment of Registrar and Transfer Agent. Unless otherwise set forth on a certificate duly executed by an authorized officer of the Corporation, the Corporation hereby appoints Wells Fargo Bank, N.A. as Registrar and Transfer Agent in respect of the Mandatory Convertible Preferred Stock deposited with the Depositary hereunder, and Wells Fargo Bank, N.A. hereby accepts such appointment. Wells Fargo Bank, N.A., in such capacity under such appointment, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

Section 7.06. Governing Law. This Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof, including without limitation any claim, controversy or dispute arising under or related to this Agreement or the Receipts, shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

27

Section 7.07. Inspection of Deposit Agreement and Certificate. Copies of this Agreement and the Articles of Incorporation shall be filed with the Depositary and any of the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office by any Record Holder of any Receipt.

Section 7.08. Headings. The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

[Signatures on following page]

28

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Agreement as of the day and year first above set forth.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Matthew C. Bittner
Name: Matthew C. Bittner
Title: Vice President and Treasurer

WELLS FARGO BANK, N.A.

By:	/s/ Mark Henning
Name: Mark Henning
Title: Vice President

[Deposit Agreement Signature Page]

EXHIBIT A

[FORM OF FACE OF RECEIPT]

THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WELLS FARGO BANK, N.A. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY SUCH AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

1 Insert for a DTC Receipt.

A-1

Number DR-___	[Initially][2] __________ Depositary Shares
(CUSIP: 18683K 408)

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING ONE ONE-FORTIETH OF ONE SHARE OF
   7.00% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK, CLASS A, OF
CLIFFS NATURAL RESOURCES INC.

Incorporated under the laws of the State of Ohio
(See reverse for certain definitions.)

WELLS FARGO BANK, N.A., as depositary (the “Depositary”), hereby certifies that ____________3 is the registered owner of [________ (________)]4 [the number shown on Schedule I hereto of]5 DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing a one one-fortieth interest in one share of the 7.00% Series A Mandatory Convertible Preferred Stock, Class A (the “Mandatory Convertible Preferred Stock”), of CLIFFS NATURAL RESOURCES INC., an Ohio corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of February 21, 2013 (the “Deposit Agreement”), among the Corporation, the Depositary and the Record Holders from time to time of the Depositary Receipts. The powers, designations, preferences and rights of the Mandatory Convertible Preferred Stock are set forth in a Certificate of Amendment for the Corporation’s Second Amended Articles of Incorporation, as amended, filed with the Secretary of State of the State of Ohio. The aggregate number of Depositary Shares evidenced by Receipts that may be executed and delivered under the Deposit Agreement is initially limited to 27,000,000 (as increased from time to time by an amount equal to the aggregate number of any additional Depositary Shares purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement). Capitalized terms used herein but not defined shall have the respective meanings given them in the Deposit Agreement.

This Depositary Receipt is issuable to ____________6 as the registered owner of the Depositary Shares represented hereby. By accepting this Depositary Receipt, the Record Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.

2 Insert for DTC Receipt.

3 Insert “CEDE & CO.” for a DTC Receipt.

4 Insert for Physical Receipt.

5 Insert for DTC Receipt.

6 Insert “CEDE & CO.” for a DTC Receipt.

A-2

This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

[Signatures on following page]

A-3

IN WITNESS WHEREOF, the Depositary, Transfer Agent and Registrar have duly executed this Depositary Receipt as of the day and year set below.

Dated: February 21, 2013	WELLS FARGO BANK, N.A., as Depositary
By:
Authorized Signatory

Countersigned and Registered: WELLS FARGO BANK, N.A., as Transfer Agent and Registrar
By:
Authorized Signatory

A-4

[FORM OF REVERSE OF RECEIPT]

CLIFFS NATURAL RESOURCES INC.

UPON REQUEST, CLIFFS NATURAL RESOURCES INC. (THE “CORPORATION”) WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A DEPOSITARY RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND/OR A COPY OF THE CORPORATION’S SECOND AMENDED ARTICLES OF INCORPORATION, AS AMENDED (INCLUDING SUBDIVISION A-1 THERETO). ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each Record Holder of a Receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences or rights. Such request may be made to the Corporation or to the Registrar.

KEEP THIS RECEIPT IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT RECEIPT.

A-5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT – as tenants by the entireties		(Cust)		(Minor)
Under Uniform Gifts to Minors
JT TEN – as joint tenants with right of	Act
survivorship and not as tenants		(State)
in Common

Additional abbreviations may also be used though not in the above list.

A-6

Schedule I7

SCHEDULE OF EXCHANGES

Cliffs Natural Resources Inc.
Depositary Shares, Each Representing a 1/40th Interest in 7.00% Series A Mandatory
Convertible Preferred Stock, Class A

The number of Depositary Shares initially represented by this DTC Receipt shall be [______]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Depositary Shares evidenced by this DTC Receipt in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Depositary Shares Evidenced by This DTC Receipt	Amount of Increase in Number of Depositary Shares Evidenced by This DTC Receipt	Number of Depositary Shares Represented by This DTC Receipt Following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

7 Attach Schedule I only to DTC Receipts.

A-7

[FORM OF ASSIGNMENT AND TRANSFER]

For value received, __________________ hereby sell(s), assign(s) and transfer(s) unto __________________________________________________ (Please insert social security or other identifying number of assignee, together with such assignee’s name and address, including zip code) ___________ Depositary Shares represented by the within receipt, and hereby irrevocably constitute(s) and appoint(s) __________ attorney to transfer the Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated: ________________________

_____________________________________

_____________________________________

Signature(s)

_____________________________________

Signature Guarantee

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE RECEIPT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT
UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE
GUARANTEE MEDALLION
PROGRAM), PURSUANT TO SEC
RULE 14Ad-15.

A-8

EXHIBIT B

CERTIFICATE OF AMENDMENT BY DIRECTORS
TO THE
SECOND AMENDED ARTICLES OF INCOrporation
OF
Cliffs natural resources inc.

The Board of Directors (the “Board”) of Cliffs Natural Resources Inc. (the “Company”), in accordance with the Company’s Second Amended Articles of Incorporation, as amended (the “Articles”), and the Company’s Regulations and applicable law, at a meeting duly convened and held on February 11, 2013, authorized the Pricing Committee of the Board (the “Pricing Committee”) and the creation, issuance and sale by the Company of shares of its Series A Preferred Stock upon such terms as may be fixed by the Pricing Committee. Pursuant to the resolutions of the Board and the authority conferred upon the Pricing Committee, the Pricing Committee adopted the following resolutions on February 14, 2013, creating a series of up to 776,250 shares of Preferred Stock of the Company designated as “Series A Mandatory Convertible Preferred Stock.”

RESOLVED, that pursuant to the authority granted to and vested in the Pricing Committee by the Board, and in accordance with Section 1701.70(B)(1) of the Ohio Revised Code and Article FOURTH of the Company’s Articles, the Pricing Committee hereby establishes the terms of the Company’s 7.00% Series A Mandatory Convertible Preferred Stock, Series A, without par value, and fixes and determines the authorized number of shares of the series, the dividend rate of shares of the series, the designations, and certain other powers, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, with the Articles hereby amended to add such terms as Subdivision A-1 of Article FOURTH of the Articles as follows:

SUBDIVISION A-1

EXPRESS TERMS OF THE 7.00% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK, CLASS A

There is hereby established a series of Class A Preferred Stock to which the following provisions, in addition to the provisions of Division A of this Article Fourth (“Division A”), shall be applicable:

Section 1. Designation of Series. The stock shall be designated “7.00% Series A Mandatory Convertible Preferred Stock” (hereinafter called “Series A Preferred Stock”).

Section 2. Number of Shares; Fractional Shares. (a) The number of shares of Series A Preferred Stock shall be 675,000 (as increased from time to time, up to an aggregate of 776,250 shares of Series A Preferred Stock, by an amount equal to the number of any additional shares of Series A Preferred Stock underlying the Corporation’s depositary shares purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), which number the Board of Directors may decrease (but not below the number of shares of the series then Outstanding).

(b) Each holder of a fractional interest in a share of Series A Preferred Stock shall be entitled, proportionately, to all the rights, preferences and privileges of the Series A Preferred Stock (including, without limitation, the conversion, dividend, voting and liquidation rights contained in this Subdivision.

B-1

Section 3. Certain Definitions.

“Accumulated Dividend Amount” shall have the meaning assigned to it in Section 8(d)(i) of this Subdivision.

“Additional Conversion Amount” shall have the meaning assigned to it in Section 8(b) of this Subdivision.

“Additional Fundamental Change Amount” shall have the meaning assigned to it in Section 8(d)(ix) of this Subdivision.

“ADRs” shall have the meaning assigned to it in Section 10(a) of this Subdivision.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Market Value” means the Average VWAP per Common Share over the Final Averaging Period, subject to adjustment pursuant to Section 9 of this Subdivision.

“Articles of Incorporation” means the Corporation’s Second Amended Articles of Incorporation, as amended.

“Average VWAP” per Common Share over a certain period means the average of the VWAP per share for each Trading Day in such period. The “Average VWAP” per share of Capital Stock or share of equity interest, as applicable, over a certain period means the average of the per share volume-weighted average price for such security as displayed on the relevant Bloomberg page in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time for each Trading Day in such period (or, if such price is not available, the market value per share of the relevant security on each such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose).

“Board of Directors” means either the board of directors of the Corporation or any duly authorized committee of such board.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

B-2

“Certificated Series A Preferred Stock” shall have the meaning assigned to it in Section 13 of this Subdivision.

“close of business” means 5:00 p.m., New York City time.

“Common Shares” means the common shares of the Corporation, par value $0.125 per share.

“Conversion and Dividend Disbursing Agent” shall have the meaning assigned to it in Section 15(a) of this Subdivision.

“Conversion Date” shall have the meaning assigned to it in Section 8(e)(ii) of this Subdivision.

“Conversion Price” per share of Series A Preferred Stock means, on any date, the Liquidation Preference, divided by the Conversion Rate in effect on such date.

“Conversion Rate,” which is the number of Common Shares issuable upon conversion of each share of Series A Preferred Stock on the Mandatory Conversion Date, shall, subject to adjustment pursuant to Section 9 of this Subdivision, be as follows:

(a) if the Applicable Market Value of the Common Shares is greater than the Threshold Appreciation Price, then the Conversion Rate shall be the Minimum Conversion Rate;

(b) if the Applicable Market Value of the Common Shares is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Conversion Rate shall be equal to $1,000, divided by the Applicable Market Value of the Common Shares, which will be between 28.1480 and 34.4840 of the Common Shares per share of Series A Preferred Stock; or

(c) if the Applicable Market Value of the Common Shares is less than the Initial Price, then the Conversion Rate shall be the Maximum Conversion Rate.

“Corporation” means Cliffs Natural Resources Inc., and shall include any successor to such Corporation.

“Current Market Price” means, for the purposes of determining the adjustment to the Fixed Conversion Rate for the purposes of:

(i) Section 9(b) of this Subdivision, Section 9(d) of this Subdivision in the event of an adjustment not relating to a Spin-Off and Section 9(e) of this Subdivision, the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day before the ex-date with respect to the issuance or distribution requiring such computation;

(ii) Section 9(d) of this Subdivision in the event of an adjustment relating to a Spin-Off, the Average VWAP per Common Share, share of Capital Stock or share of equity interest, as applicable, over the first ten consecutive Trading Days commencing on, and including, the fifth Trading Day following the effective date of such distribution; and

B-3

(iii) Section 9(f) of this Subdivision, the Average VWAP per Common Share over the five consecutive Trading Day period ending on, and including, the seventh Trading Day after the Expiration Date of the tender or exchange offer.

“Depositary” means DTC or its successor depositary.

“Distributed Property” shall have the meaning assigned to it in Section 9(d) of this Subdivision.

“Dividend Payment Date” means February 1, May 1, August 1 and November 1 each year to, and including, February 1, 2016, commencing May 1, 2013.

A full “Dividend Period” shall mean the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial “Dividend Period” will commence on, and include, the Initial Issue Date and will end on, and exclude, the May 1, 2013 Dividend Payment Date.

“Dividend Rate” shall have the meaning assigned to it in Section 4(a) of this Subdivision.

“Division A” shall have the meaning assigned to it in the preamble to this Subdivision.

“dollars” or “$” shall have the meaning assigned to it in Section 12 of this Subdivision.

“DTC” shall mean The Depository Trust Company.

“Early Conversion Additional Conversion Amount” shall have the meaning assigned to it in Section 8(c)(ii) of this Subdivision.

“Early Conversion Average Price” shall have the meaning assigned to it in Section 8(c)(ii) of this Subdivision.

“Early Conversion” shall have the meaning assigned to it in Section 8(c)(i) of this Subdivision.

“Early Conversion Date” shall have the meaning assigned to it in Section 8(c)(ii) of this Subdivision.

“Effective Date” shall have the meaning assigned to it in Section 8(d)(ii) of this Subdivision.

“ex-date,” when used with respect to any issuance or distribution, means the first date on which the Common Shares trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

B-4

“Exchange Property” shall have the meaning assigned to it in Section 10(a) of this Subdivision.

“Expiration Date” shall have the meaning assigned to it in Section 9(f) of this Subdivision.

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors.

“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding February 1, 2016.

“Five-Day Average Price” shall have the meaning assigned to it in Section 8(b) of this Subdivision.

“Fixed Conversion Rates” means the Minimum Conversion Rate and the Maximum Conversion Rate collectively.

“Floor Price” means $10.15, which amount represents approximately 35% of the Initial Price, subject to adjustment pursuant to Section 9 of this Subdivision.

“Fundamental Change” means the occurrence, at any time after the Initial Issue Date of: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Shares are exchanged for, converted into, acquired for or constitutes solely the right to receive consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of the Corporation’s majority-owned Subsidiaries or any of the Corporation’s or the Corporation’s majority-owned Subsidiaries’ employee benefit plans, becoming the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Board of Directors; or (iii) the Common Shares (or any other security into which the Series A Preferred Stock becomes convertible in connection with a Reorganization Event) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market.

“Fundamental Change Conversion Period” shall have the meaning assigned to it in Section 8(d)(ii) of this Subdivision.

“Fundamental Change Conversion Rate” shall have the meaning assigned to it in Section 8(d)(ii) of this Subdivision.

“Fundamental Change Dividend Make-Whole Amount” shall have the meaning assigned to it in Section 8(d)(i) of this Subdivision.

B-5

“Holder” as applied to any share of the Series A Preferred Stock, or other similar terms, shall mean any Person in whose name at the time a particular share of Series A Preferred Stock is registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning assigned to it in Section 9(e) of this Subdivision.

“Initial Issue Date” means February 21, 2013, the first date of original issuance of the Series A Preferred Stock.

“Initial Price” equals $1,000, divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $29.00, subject to adjustment pursuant to Section 9 of this Subdivision.

“Last Reported Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Liquidation Preference” shall have the meaning assigned to it in Section 6 of this Subdivision.

“Mandatory Conversion” shall have the meaning assigned to it in Section 8(b)(i) of this Subdivision.

“Mandatory Conversion Date” means the third Business Day immediately following the last Trading Day of the Final Averaging Period.

“Maximum Conversion Rate” means 34.4840 Common Shares per share of Series A Preferred Stock, which is equal to $1,000, divided by the Initial Price, subject to adjustment pursuant to Section 9 of this Subdivision.

“Minimum Conversion Rate” means 28.1480 Common Shares per share of Series A Preferred Stock, which is equal to $1,000, divided by the Threshold Appreciation Price, subject to adjustment pursuant to Section 9 of this Subdivision.

“Notice of Conversion” shall have the meaning assigned to it in Section 8(e)(ii) of this Subdivision.

B-6

“Officer” means the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.

“Officer’s Certificate” means a certificate that is delivered to the Conversion and Dividend Disbursing Agent and that is signed by an Officer of the Corporation.

“Outstanding” means, when used with respect to Series A Preferred Stock, as of any date of determination, all shares of Series A Preferred Stock outstanding as of such date; provided, however, that, in determining whether the Holders have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A Preferred Stock owned by the Corporation or any Affiliate of the Corporation shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A Preferred Stock that the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

“Paying Agent” shall have the meaning assigned to it in Section 15(a) of this Subdivision.

“Person” means an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, a joint stock company, a trust, an unincorporated organization or any other entity or organization, a government or political subdivision or an agency or instrumentality thereof.

“Record Date” means with respect to the dividends payable on February 1, May 1, August 1 and November 1 of each year, January 15, April 15, July 15 and October 15 of each year, respectively, regardless of whether such day is a Business Day.

“Registrar” shall mean Wells Fargo Bank, N.A., or any successor thereto, as may be designated by the Board of Directors.

“Reorganization Common Stock” shall have the meaning assigned to it in Section 10(b)(i) of this Subdivision.

“Reorganization Event” shall have the meaning assigned to it in Section 10(a) of this Subdivision.

“Reorganization Valuation Percentage” for any Reorganization Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Reorganization Common Stock over the relevant Reorganization Valuation Period (determined as if references to “Common Shares” in the definition of “Last Reported Sale Price” were references to the “Reorganization Common Stock” for such Reorganization Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one Common Share over the relevant Reorganization Valuation Period.

B-7

“Reorganization Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall have the meaning assigned to it in Section 1 of this Subdivision.

“Spin-Off” shall have the meaning assigned to it in Section 9(d) of this Subdivision.

“Stock Price” shall have the meaning assigned to it in Section 8(d)(v) of this Subdivision.

“Subdivision” means this Subdivision A-1 of Article Fourth of the Articles of Incorporation.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Threshold Appreciation Price” means $1,000, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $35.53 per Common Share, subject to adjustment pursuant to Section 9 of this Subdivision.

“Trading Day” means a day on which the Common Shares (x) are not suspended from trading, and on which trading in the Common Shares is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and (y) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares; provided that if the Common Shares are not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall mean Wells Fargo Bank, N.A., or any successor thereto, as may be designated by the Board of Directors.

“Trigger Event” shall have the meaning assigned to it in Section 9(d) of this Subdivision.

“Underwriters” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., TD Securities (USA) LLC, Scotia Capital (USA) Inc. and Mizuho Securities USA Inc.

B-8

“Underwriting Agreement” means the Underwriting Agreement relating to the Series A Preferred Stock and the Corporation’s depositary shares underlying the Series A Preferred Stock, dated as of February 14, 2013, among the Corporation and the Underwriters.

“unit of Exchange Property” shall have the meaning assigned to it in Section 10(a) of this Subdivision.

“VWAP” per Common Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CLF <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per Common Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

Section 4. Dividends. Subject to the applicable express provisions of Division A:

(a) The dividend rate (the “Dividend Rate”) for the Series A Preferred Stock shall be 7.00% per share per annum on the Liquidation Preference of Series A Preferred Stock. Cash dividends at such Dividend Rate shall be payable, when, as and if declared by the Board of Directors, out of funds legally available therefor, in quarterly installments on each Dividend Payment Date, commencing May 1, 2013. Such dividends will accumulate from the most recent date as to which dividends have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant Dividend Payment Date to Holders of record as they appear on the stock register of the Corporation at the close of business on the immediately preceding Record Date, whether or not such Holders convert their shares of Series A Preferred Stock, or such shares of Series A Preferred Stock are automatically converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay. Dividends payable for the initial Dividend Period and any partial Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) The dividend on the Series A Preferred Stock for the initial Dividend Period will be $13.6111 per share of Series A Preferred Stock and will be payable, when, as and if declared by the Board of Directors, on May 1, 2013.

(c) The amount of dividends payable on each share of Series A Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Rate by four.

Section 5. No Redemption; No Sinking Fund. The provisions set forth in Section 3 of Division A and the proviso and immediately succeeding sentence immediately following Section 5(c)(iii) of Division A shall not apply to the Series A Preferred Stock. Instead, the Series A Preferred Stock shall not be redeemable by the Corporation or entitled to the benefits of any retirement or sinking fund.

B-9

Section 6. Liquidation Preference. Subject to the applicable express provisions of Division A, the Holders shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Series A Preferred Stock, the amount of $1,000 per share of Series A Preferred Stock (the “Liquidation Preference”), plus an amount equal to (i) all then accrued and unpaid dividends for all Dividend Payment Dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) if such date is not a Dividend Payment Date, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent Dividend Payment Date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. For so long as any Series A Preferred Stock is Outstanding, the Corporation shall not issue any Class A Preferred Stock with a liquidation preference less than $1,000 per share.

Section 7. Voting. Subject to the applicable express provisions of Division A, any Director of the Corporation elected by the holders of the Class A Preferred Stock in accordance with Section 5(b)(1) of Division A may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Class A Preferred Stock.

Section 8. Conversion Rights. (a) Applicability of Division A Conversion Provisions. The provisions related to conversion set forth in Section 6 of Division A shall not apply to the Series A Preferred Stock. Instead, the provisions related to conversion set forth in this Section 8 of this Subdivision shall apply to the Series A Preferred Stock and shall supersede and replace, in their entirety, the provisions related to conversion set forth in Section 6 of Division A.

(b) Mandatory Conversion. (i) Each share of the Series A Preferred Stock, unless previously converted pursuant to Section 8(c) or Section 8(d) of this Subdivision, shall automatically convert on the Mandatory Conversion Date (a “Mandatory Conversion”) into a number of Common Shares equal to the Conversion Rate. If the Corporation declares a dividend for the Dividend Period ending on February 1, 2016, the Corporation will pay such dividend to the Holders on the applicable Record Date, as described under Section 4(a) of this Subdivision. If on or prior to January 15, 2016 the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Series A Preferred Stock, the Conversion Rate will be increased so that Holders receive an additional number of Common Shares equal to (x) the amount of accumulated and unpaid dividends that have not been declared (the “Additional Conversion Amount”), divided by (y) the greater of (A) the Floor Price and (B) 97% of the Average VWAP per Common Share over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the applicable Dividend Payment Date (the “Five-Day Average Price”). To the extent that the Additional Conversion Amount exceeds the product of the number of additional Common Shares added to the Conversion Rate and 97% of the Five-Day Average Price, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

B-10

(ii) The person or persons entitled to receive the Common Shares issuable upon Mandatory Conversion of the Series A Preferred Stock shall be treated as the record holder(s) of such shares as of the close of business on the Mandatory Conversion Date. Except as provided in Section 9 of this Subdivision, prior to the close of business on the Mandatory Conversion Date, the Common Shares issuable upon conversion of the Series A Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on such Common Shares, by virtue of holding the Series A Preferred Stock, other than the rights set forth in Section 5 of Division A.

(c) Conversion at the Option of the Holder. (i) Other than during a Fundamental Change Conversion Period, Holders have the right to convert their shares of Series A Preferred Stock, in whole or in part (but in no event less than one share of Series A Preferred Stock), at any time prior to February 1, 2016 (an “Early Conversion”), into Common Shares at the Minimum Conversion Rate.

(ii) If as of the effective date of any Early Conversion (the “Early Conversion Date”), the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Conversion Rate shall be increased so that converting Holders receive an additional number of Common Shares equal to (x) such amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by (y) the greater of (A) the Floor Price and (B) the Average VWAP per Common Share over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Early Conversion Date (the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of the number of additional Common Shares by which the Conversion Rate is increased and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash.

(iii) Except as described in clause (ii) above, upon any Early Conversion, the Corporation shall make no payment or allowance for unpaid dividends on such shares of Series A Preferred Stock, unless the relevant Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend shall be paid on such Dividend Payment Date to the Holder of record of the converted shares as of such Record Date, as described under Section 4(a) of this Subdivision.

(d) Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount. (i) If a Fundamental Change occurs on or prior to February 1, 2016, Holders shall have the right to: (x) convert their shares of Series A Preferred Stock, in whole or in part (but in no event less than one share of Series A Preferred Stock) (any such conversion pursuant to this Section 9(d) of this Subdivision being a “Fundamental Change Conversion”) into Common Shares at the Fundamental Change Conversion Rate; (y) with respect to such converted shares, receive an amount equal to the present value, calculated using a discount rate of 5.00% per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any Dividend Period prior to the Effective Date of the Fundamental Change, including for the Dividend Period, if any, from the Dividend Payment Date immediately preceding the Effective Date to, but excluding, the Effective Date (collectively, the “Accumulated Dividend Amount”)) for all the remaining full Dividend Periods and for the partial Dividend Period from, and including, the Effective Date to, but excluding, the next Dividend Payment Date (the “Fundamental Change Dividend Make-Whole Amount”); and (z) with respect to such converted shares, to the extent that, as of the Effective Date of the Fundamental Change, there is any Accumulated Dividend Amount, receive payment of the Accumulated Dividend Amount, in the case of clauses (y) and (z), subject to the Corporation’s right to increase the Fundamental Change Conversion Rate by a number of Common Shares in lieu of paying cash in respect of all or part of such amounts as set forth in Section 8(d)(ix) below; provided that, if the Effective Date or the Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the Holders as of such Record Date, as described under Section 4(a) of this Subdivision, and will not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the payment of such dividend.

B-11

(ii) To exercise the Fundamental Change Conversion right, Holders must submit their shares of Series A Preferred Stock for conversion at any time during the period (the “Fundamental Change Conversion Period”) beginning on the effective date of such fundamental change (the “Effective Date”) and ending at the close of business on the date that is 20 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) at the conversion rate per share of Series A Preferred Stock specified in the table below (the “Fundamental Change Conversion Rate”). Holders who do not submit their shares of Series A Preferred Stock for conversion during the Fundamental Change Conversion Period will not be entitled to convert their shares of Series A Preferred Stock at the Fundamental Change Conversion Rate or to receive the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount (or an increase in the Fundamental Change Conversion Rate in respect of all or part of such amounts, as the case may be).

(iii) The Corporation shall notify Holders of the anticipated Effective Date of a Fundamental Change at least 20 calendar days prior to such anticipated Effective Date or, if such prior notice is not practicable, notify Holders of the Effective Date of a Fundamental Change no later than such Effective Date. Such notice shall state:

(A) the event causing the Fundamental Change;

(B) the anticipated Effective Date or actual Effective Date, as the case may be;

(C) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(D) the Fundamental Change Conversion Period; and

B-12

(E) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Corporation notifies Holders of a Fundamental Change later than the 20th calendar day prior to the Effective Date of a Fundamental Change, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Effective Date of the Fundamental Change to, but excluding, the date of the notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(iv) Not later than the second Business Day following the Effective Date of a Fundamental Change, the Corporation shall notify Holders of (x) the Fundamental Change Conversion Rate; (y) the Fundamental Change Dividend Make-Whole Amount and whether the Corporation will increase the Fundamental Change Conversion Rate in lieu of paying such amount, or any portion thereof, by a number of Common Shares and, if applicable, the portion of such amount the Corporation will satisfy by increasing the Fundamental Change Conversion Rate; and (z) the Accumulated Dividend Amount and whether the Corporation will increase the Fundamental Change Conversion Rate in lieu of paying such amount, or any portion thereof, by a number of Common Shares and, if applicable, the portion of such amount the Corporation will satisfy by so increasing the Fundamental Change Conversion Rate.

(v) The Fundamental Change Conversion Rate will be determined by reference to the table below based on the Effective Date of the transaction and the price (the “Stock Price”) paid (or deemed paid) per Common Share in such transaction. If all holders of the Common Shares receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise the Stock Price shall be the Average VWAP per Common Share over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date.

(vi) The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 9 of this Subdivision.

(vii) The following table sets forth the Fundamental Change Conversion Rate per share of Series A Preferred Stock for each Stock Price and Effective Date set forth below.

Stock Price on Effective Date
Effective Date	$15.00	$20.00	$25.00	$29.00	$32.00	$35.53	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00
February 21, 2013	28.5480	28.7280	28.5040	28.2760	28.1200	27.9680	27.8280	27.7280	27.6760	27.6600	27.6640	27.6840	27.7120	27.7800	27.8480
February 1, 2014	30.5640	30.4040	29.8080	29.3000	28.9600	28.6320	28.3160	28.0880	27.9480	27.8760	27.8440	27.8400	27.8480	27.8880	27.9360
February 1, 2015	32.6680	32.4240	31.4840	30.5560	29.9120	29.2840	28.7080	28.3160	28.1080	28.0080	27.9720	27.9640	27.9720	28.0000	28.0320
February 1, 2016	34.4840	34.4840	34.4840	34.4840	31.2520	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480

B-13

The exact Stock Price and Effective Dates may not be set forth in the table, in which case:

(x) if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(y) if the Stock Price is in excess of $90.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the first row of the table above, as set forth in clause (vi) above), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate; and

(z) if the Stock Price is less than $15.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the first row of the table above, as set forth in clause (vi) above), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

(viii) For any shares of Series A Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations described in clause (ix) below, the Corporation may pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount, determined in its sole discretion, (x) in cash, (y) by increasing the Fundamental Change Conversion Rate by a number of Common Shares (calculated as described in clause (ix) below) or (z) through any combination of cash and an increase to the Fundamental Change Conversion Rate by a number of Common Shares (calculated as described in clause (ix) below).

(ix) The Corporation shall pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent it elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to increase the Fundamental Change Conversion Rate by a number of Common Shares in lieu of making all or any portion of such payments in cash. If the Corporation elects to increase the Fundamental Change Conversion Rate by a number of Common Shares in respect of any such payment, or any portion thereof, the number of Common Shares by which the Fundamental Change Conversion Rate shall be increased shall be valued for such purpose at 97% of the Stock Price. Notwithstanding the foregoing, in no event shall the additional number of Common Shares added to the Fundamental Change Conversion Rate in connection with the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount, in the aggregate, exceed a number equal to the sum of such amounts (the “Additional Fundamental Change Amount”), divided by the greater of the Floor Price and 97% of the Stock Price. To the extent that the Additional Fundamental Change amount exceeds the product of the number of Common Shares by which the Fundamental Change Conversion Rate is increased in respect of such Additional Fundamental Change Amount and 97% of the Stock Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

B-14

(e) Conversion Procedures upon Early Conversion. (i) If a Holder elects to convert its shares of Series A Preferred Stock prior to the Mandatory Conversion Date in accordance with Section 8(c) or Section 8(d) of this Subdivision, such Holder must observe the conversion procedures set forth in this Section 8(e) of this Subdivision.

(ii) To convert a Holder’s shares of Series A Preferred Stock, such Holder must surrender to the Corporation, at the principal office of the Corporation or at the office of the Transfer Agent as may be designated by the Board of Directors, the certificate or certificates for such shares of the Series A Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Series A Preferred Stock certificate attached hereto) (a “Notice of Conversion”) along with appropriate endorsements and transfer documents as required by the Registrar or Conversion and Dividend Disbursing Agent. The “Conversion Date” shall be the earlier of (x) the date on which the converting Holder has satisfied the foregoing requirements and (y) the Mandatory Conversion Date. A Holder who converts its shares of Series A Preferred Stock shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. Such Common Shares shall be issued and delivered only after all applicable taxes and duties, if any, payable by the converting Holder have been paid in full and shall be issued on the later of the third Business Day immediately succeeding the Conversion Date and the Business Day after such Holder has paid in full all applicable taxes and duties, if any.

(iii) The person or persons entitled to receive the Common Shares issuable upon conversion of the Series A Preferred Stock shall be treated as the record holder(s) of such shares as of the close of business on the applicable Conversion Date. Prior to the close of business on the applicable Conversion Date, the Common Shares issuable upon conversion of the Series A Preferred Stock shall not be deemed to be outstanding for any purpose and a Holder of shares of the Series A Preferred Stock shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on such Common Shares, by virtue of holding the Series A Preferred Stock, other than the rights set forth in Section 5 of Division A.

(iv) In the event that an Early Conversion or Fundamental Change Conversion is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such Early Conversion or Fundamental Change Conversion, as the case may be, the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series A Preferred Stock as to which Early Conversion or Fundamental Change Conversion, as the case may be, was not effected.

B-15

(v) In the event that a Holder shall not by written notice designate the name in which Common Shares to be issued upon conversion of such Series A Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such Common Shares should be sent, the Corporation shall be entitled to register such Common Shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such Common Shares to the address of such Holder shown on the records of the Corporation.

(vi) Shares of Series A Preferred Stock shall cease to be Outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive Common Shares issuable upon conversion of such shares of Series A Preferred Stock and other amounts and Common Shares, if any, to which they are entitled pursuant to this Section 8 of this Subdivision and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Holders of such shares on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 4(a) of this Subdivision.

(f) Fractional Shares. No fractional Common Shares shall be issued to Holders of the Series A Preferred Stock upon conversion. In lieu of any fractional Common Shares otherwise issuable in respect of the aggregate number of shares of the Series A Preferred Stock of any Holder that are converted, that Holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP per Common share over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Conversion Date. If more than one share of the Series A Preferred Stock is surrendered for, or subject to, conversion at one time by or for the same Holder, the number of Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered for, or subject to, conversion.

(g) Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Shares. The Corporation covenants and agrees that:

(i) it shall at all times reserve and keep available, free from preemptive rights, solely for issuance upon conversion of shares of the Series A Preferred Stock a number of its authorized but unissued Common Shares or treasury shares equal to the maximum number of Common Shares deliverable by the Corporation upon conversion of all Outstanding shares of the Series A Preferred Stock;

(ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, it shall comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any Common Shares to be provided for the purpose of conversion of the Series A Preferred Stock hereunder); and

(iii) all Common Shares issued and delivered upon conversion of the Series A Preferred Stock shall, upon such issuance and delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

B-16

(h) To the extent a shelf registration statement is required in the reasonable judgment of the Corporation in connection with the issuance of or for resales of the Common Shares issued in connection with any increases to the Conversion Rate as described in Section 8(b) or Section 8(c) of this Subdivision or to the Fundamental Change Conversion Rate as described in Section 8(d) of this Subdivision, the Corporation shall, to the extent such a registration statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such Common Shares have been resold thereunder and such time as all such Common Shares are freely tradable without registration. To the extent applicable, the Corporation shall also use its reasonable best efforts to have the Common Shares qualified or registered under applicable state securities laws, if required, and approved for listing on The New York Stock Exchange (or if the Common Shares are not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed).

Section 9. Adjustments to the Conversion Rate. Each Fixed Conversion Rate shall be adjusted by the Corporation if:

(a) Share Dividends and Distributions. The Corporation issues Common Shares to all or substantially all holders of the Common Shares as a dividend or other distribution, in which event, each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of the Common Shares entitled to receive such dividend or other distribution shall be divided by a fraction:

(i) the numerator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination, and

(ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for such determination and the total number of Common Shares constituting such dividend or other distribution.

Any increase made pursuant to this Section 9(a) of this Subdivision shall become effective immediately after the close of business on the date fixed for such determination. If any dividend or distribution described in this Section 9(a) of this Subdivision is declared but not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this Section 9(a) of this Subdivision, the number of Common Shares outstanding at the close of business on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Corporation shall not pay any dividend or make any distribution on Common Shares held in treasury.

(b) Issuance of Share Purchase Rights. The Corporation issues to all or substantially all holders of the Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Common Shares at less than the Current Market Price of the Common Shares, in which case each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of the Common Shares entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

B-17

(i) the numerator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for such determination and the number of Common Shares issuable pursuant to such rights or warrants, and

(ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for such determination and the number of Common Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the Current Market Price of the Common Shares.

Any increase made pursuant to this Section 9(b) of this Subdivision shall become effective immediately after the close of business on the date fixed for such determination. In the event that such rights or warrants described in this Section 9(b) of this Subdivision are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price, and in determining the aggregate offering price payable for such Common Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash) to be determined by the Board of Directors. For the purposes of this Section 9(b) of this Subdivision, the number of Common Shares at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Corporation shall not issue any such rights or warrants in respect of Common Shares held in treasury.

(c) Subdivisions and Combinations of the Common Shares. The Corporation subdivides or combines the Common Shares, in which event each Fixed Conversion Rate in effect at the close of business on the effective date of such subdivision or combination shall be multiplied by a fraction:

(i) the numerator of which shall be the number of Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(ii) the denominator of which shall be the number of Common Shares outstanding immediately prior to such subdivision or combination.

B-18

Any adjustment made pursuant to this Section 9(c) of this Subdivision shall become effective immediately after the close of business on the effective date of such subdivision or combination.

(d) Security or Asset Distribution. The Corporation distributes to all or substantially all holders of the Common Shares evidences of its indebtedness, shares of its Capital Stock, securities, rights to acquire its Capital Stock, cash or other assets (excluding any dividend or distribution covered by Section 9(a) of this Subdivision, any rights or warrants covered by Section 9(b) of this Subdivision, any dividend or distribution covered by Section 9(e) of this Subdivision and any Spin-Off to which the provisions set forth in this Section 9(d) of this Subdivision shall apply) (any of the foregoing, the “Distributed Property”), in which event each Fixed Conversion Rate in effect at the close of business on the date fixed for the determination of holders of the Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(i) the numerator of which shall be the Current Market Price of the Common Shares, and

(ii) the denominator of which shall be the Current Market Price of the Common Shares minus the Fair Market Value (as determined by the Board of Directors) on such date fixed for determination, of the portion of the Distributed Property so distributed applicable to one Common Share.

In the event that the Corporation makes a distribution to all holders of the Common Shares consisting of Capital Stock of, or similar equity interests in, or relating to a Subsidiary or other business unit of the Corporation (herein referred to as a “Spin-Off”), each Fixed Conversion Rate in effect at the close of business on the date fixed for the determination of holders of the Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(i) the numerator of which shall be the sum of the Current Market Price of the Common Shares and the Fair Market Value, as determined by the Board of Directors, of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one Common Share as of the fifteenth Trading Day after the effective date for such distribution (or, if such shares of Capital Stock or equity interests are listed on a national or regional securities exchange, the Current Market Price of such securities), and

(ii) the denominator of which shall be the Current Market Price of the Common Shares.

Any increase made pursuant to this Section 9(d) of this Subdivision shall become effective immediately after the close of business on the date fixed for the determination of the holders of the Common Shares entitled to receive such distribution. In the event that such distribution described in this Section 9(d) of this Subdivision is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under Section 9(d) of this Subdivision during the Final Averaging Period in respect of shares of Series A Preferred Stock that are subject to Mandatory Conversion, delivery of the Common Shares issuable upon Mandatory Conversion of the Series A Preferred Stock shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 9(d) of this Subdivision.

B-19

For purposes of this Section 9(d) of this Subdivision (and subject in all respects to Section 9(b) of this Subdivision), rights, options or warrants distributed by the Corporation to all or substantially all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 9(d) of this Subdivision (and no adjustment to each Fixed Conversion Rate under this Section 9(d) of this Subdivision will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to each Fixed Conversion Rate shall be made under this Section 9(d) of this Subdivision. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and date fixed for the determination of holders of the Common Shares entitled to receive the relevant distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to each Fixed Conversion Rate under this Section 9(d) of this Subdivision was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, each Fixed Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, each Fixed Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 9(d) and Section 9(a) and Section 9(b) of this Subdivision, any dividend or distribution to which this Section 9(d) of this Subdivision is applicable that also includes Common Shares, or rights, options or warrants to subscribe for or purchase Common Shares (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Shares or rights, options or warrants (and any Fixed Conversion Rate adjustment required by this Section 9(d) of this Subdivision with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights, options or warrants (and any further Fixed Conversion Rate adjustment required by Section 9(a) and Section 9(b) of this Subdivision with respect to such dividend or distribution shall then be made), except (A) the date fixed for determination of the holders of the Common Shares entitled to receive such dividend or distribution shall be substituted as “the date fixed for determination of the holders of the Common Shares entitled to receive such dividend or other distribution”, “the date fixed for determination of the holders of the Common Shares entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 9(a) and Section 9(b) of this Subdivision and (B) any Common Shares included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9(a) of this Subdivision.

B-20

(e) Cash Distributions. The Corporation makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Shares other than a regular, quarterly cash dividend that does not exceed $0.15 per Common Share (the “Initial Dividend Threshold”) (excluding any cash that is distributed in a Reorganization Event, any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation and any consideration payable as part of a tender or exchange offer covered by Section 9(f) of this Subdivision), in which event, each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of the Common Shares entitled to receive such distribution shall be multiplied by a fraction,

(i) the numerator of which shall be the Current Market Price of the Common Shares minus the Initial Dividend Threshold (provided that if the relevant distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero), and

(ii) the denominator of which shall be the Current Market Price of the Common Shares minus the amount per Common Share of such distribution.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rates pursuant to this Section 9(e) of this Subdivision.

Any increase made pursuant to this Section 9(e) of this Subdivision shall become effective immediately after the close of business on the date fixed for the determination of the holders of the Common Shares entitled to receive such distribution. In the event that any distribution described in this Section 9(e) of this Subdivision is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.

(f) Self-Tender Offers and Exchange Offers. The Corporation or any of its Subsidiaries successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for the Common Shares (excluding any securities convertible or exchangeable for the Common Shares), where the cash and the value of any other consideration included in the payment per Common Share exceeds the Current Market Price of the Common Shares, in which event each Fixed Conversion Rate in effect at the close of business on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

B-21

(i) the numerator of which shall be equal to the sum of (x) the aggregate cash and the Fair Market Value (as determined by the Board of Directors) on the Expiration Date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and (y) the product of (A) the Current Market Price of the Common Shares and (B) the number of Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

(ii) the denominator of which shall be equal to the product of (x) the Current Market Price of the Common Shares and (y) the number of Common Shares outstanding immediately prior to the time such tender or exchange offer expires.

Any adjustment made pursuant to this Section 9(f) of this Subdivision shall become effective immediately after the close of business on the seventh Trading Day immediately following the Expiration Date. In the event that the Corporation, or one of its Subsidiaries, is obligated to purchase the Common Shares pursuant to any such tender offer or exchange offer, but the Corporation, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 9(f) of this Subdivision to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 9(f) of this Subdivision. If an adjustment to each Fixed Conversion Rate is required pursuant to this Section 9(f) of this Subdivision during the Final Averaging Period in respect of shares of Series A Preferred Stock that are subject to Mandatory Conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 9(f) of this Subdivision.

(g) Except with respect to a Spin-Off, in cases where the Fair Market Value of the Distributed Property (in the case of an adjustment to the Fixed Conversion Rates to be made pursuant to Section 9(d) of this Subdivision) or cash (in the case of an adjustment to the Fixed Conversion Rates to be made pursuant to Section 9(e) of this Subdivision) applicable to one Common Share distributed to shareholders equals or exceeds the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day before the ex-date for such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of Common Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the Distributed Property comprising the distribution that such Holder would have received if such Holder had owned, immediately prior to the date fixed for determining the holders of the Common Shares entitled to receive the distribution, for each share of Series A Preferred Stock, a number of Common Shares equal to the Maximum Conversion Rate in effect on the date of such distribution.

(h) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, a converting Holder shall receive, in addition to Common Shares, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation made a distribution to all holders of the Common Shares as described in Section 9(d) of this Subdivision, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from the Common Shares) shall not constitute a distribution of rights or warrants that would entitle such Holder to an adjustment to the Fixed Conversion Rates.

B-22

(i) Adjustment for Tax Reasons. The Corporation may make such increases in the Fixed Conversion Rates, in addition to those required by this Section 9 of this Subdivision, as the Corporation deems advisable in order to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax purposes or for any other reason. The Corporation may only make such a discretionary adjustment if it makes the same proportionate adjustment to each Fixed Conversion Rate.

To the extent permitted by applicable law, the Corporation from time to time may also increase the Fixed Conversion Rates by any amount if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Fixed Conversion Rates are increased pursuant to the preceding sentence, the Corporation shall mail to Holders and file with the Conversion and Dividend Disbursing Agent a notice of the increase, and such notice shall state each increased Fixed Conversion Rate and the period during which it will be in effect. The Corporation may only make such a discretionary adjustment if it makes the same proportionate adjustment to each Fixed Conversion Rate.

(j) Calculation of Adjustments. Adjustments to the Fixed Conversion Rates under this Section 9 of this Subdivision shall be calculated to the nearest 1/10,000th of a share. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least one percent in such Fixed Conversion Rate. If any adjustment is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, then the adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the Fixed Conversion Rates pursuant to this Section 9 of this Subdivision, the Corporation shall make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates, no later than February 1 of each calendar year; provided further that on the earlier of any Mandatory Conversion, any Early Conversion Date and any Effective Date of a Fundamental Change, adjustments to the Fixed Conversion Rates shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

Before taking any action which would cause an adjustment increasing a Fixed Conversion Rate to an amount that would cause the relevant Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Series A Preferred Stock, the Corporation will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such Common Shares at such adjusted Fixed Conversion Rate.

B-23

(k) The Fixed Conversion Rates will not be adjusted:

(i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under any plan;

(ii) upon the issuance of Common Shares or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any Subsidiary of the Corporation;

(iii) upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(iv) for a change solely in the par value of the Common Shares; or

(v) for accumulated and unpaid dividends on the Series A Preferred Stock, except as set forth in Section 8(b), Section 8(c) and Section 8(d) of this Subdivision.

To the extent the Series A Preferred Stock becomes convertible into cash, assets, property or securities (other than Capital Stock of the Corporation or any other Person), no adjustment need be made thereafter as to the cash, assets, property or securities. Interest will not accrue on any cash into which the Series A Preferred Stock is convertible.

(l) No adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of the Common Shares and solely as a result of holding the Series A Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of Series A Preferred Stock, a number of Common Shares equal to the Maximum Conversion Rate then in effect.

(m) Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates are to be adjusted as herein provided, the Corporation shall, as soon as practicable, file with the Conversion and Dividend Disbursing Agent an Officer’s Certificate setting forth the Fixed Conversion Rates and the Fundamental Change Conversion Rates after such adjustment and setting forth, in reasonable detail, a brief statement of the facts requiring such adjustment. Unless and until an officer of the Conversion and Dividend Disbursing Agent shall have received such Officer’s Certificate, the Conversion and Dividend Disbursing Agent shall not be deemed to have knowledge of any adjustment of the Fixed Conversion Rates and the Fundamental Change Conversion Rates and may assume that the last the Fixed Conversion Rates and the Fundamental Change Conversion Rates, as the case may be, of which it has knowledge are still in effect. As soon as practicable after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Fixed Conversion Rates and the Fundamental Change Conversion Rates setting forth the adjusted the Fixed Conversion Rates and Fundamental Change Conversion Rates and the date on which each adjustment becomes effective and shall promptly mail such notice of such adjustment of the Fixed Conversion Rates and the Fundamental Change Conversion Rates to the Holders at their address in the register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

B-24

(n) If an adjustment is made to the Fixed Conversion Rates, (1) an inversely proportional adjustment also will be made to the Threshold Appreciation Price and the Initial Price solely for the purposes of determining which clause of the definition of “Conversion Rate” will apply on the Mandatory Conversion Date and (2) an inversely proportional adjustment also will be made to the Floor Price. Whenever any provision of this Subdivision requires the Corporation or the Board of Directors to calculate the VWAP per Common Share over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Five-Day Average Price (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(o) If:

(i) the date fixed for determination of the holders of the Common Shares entitled to receive a dividend or distribution on the Common Shares occurs after the end of the Final Averaging Period and before the Mandatory Conversion Date, and

(ii) that dividend or distribution would have resulted in an adjustment of the number of Common Shares issuable to Holders had such date fixed for such determination occurred on or before the last Trading Day of the Final Averaging Period, then the Corporation shall deem the Holders to be holders of record, for each share of Series A Preferred Stock that they hold, of a number of Common Shares equal to the Conversion Rate for purposes of that dividend or distribution. In such case, the Holders would receive the dividend or distribution on the Common Shares together with the number of Common Shares issuable upon Mandatory Conversion of the Series A Preferred Stock.

Section 10. Reclassifications, Reclassifications and Changes in the Common Shares. (a) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of the Common Shares into securities, including securities other than the Common Shares; or

(iv) any statutory exchange of the securities of the Corporation with another Person (other than in connection with a merger or acquisition),

B-25

in each case, as a result of which the Common Shares would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Series A Preferred Stock into Common Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one Common Share is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Shares that affirmatively make such an election (or of all holders of the Common Shares if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of units of Exchange Property for each share of Series A Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references to the Common Shares in the definition of “Conversion Rate” applicable upon Mandatory Conversion pursuant to Section 8(b) of this Subdivision, conversion at the option of the holder pursuant to Section 8(c) of this Subdivision and conversion at the option of the holder upon a Fundamental Change pursuant to Section 8(d) of this Subdivision were to units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of Series A Preferred Stock are actually converted). For the purpose of determining which clause of the definition of “Conversion Rate” shall apply upon Mandatory Conversion, and for the purpose of calculating the Conversion Rate if clause (b) of the definition thereof is applicable, the value of a unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the Final Averaging Period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. The Corporation (or any successor to the Corporation) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this Section 10 of this Subdivision.

(b) In connection with any Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Reorganization Common Stock”), the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Common Stock that a holder of one Common Share would receive in such Reorganization Event (such quotient rounded down to the nearest cent).

B-26

(ii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Reorganization Common Stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Reorganization Valuation Percentage for such Reorganization Event (such product rounded down to the nearest cent).

(iii) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to zero.

Section 11. Transfer Agent and Registrar. The duly appointed Transfer Agent and Registrar for the Series A Preferred Stock shall be Wells Fargo Bank, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 12. Currency. All shares of Series A Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.

Section 13. Form. (a) The Series A Preferred Stock shall be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Certificated Series A Preferred Stock”), which is hereby incorporated in and expressly made a part of this Certificate. Each Certificated Series A Preferred Stock shall reflect the number of shares of Series A Preferred Stock represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Certificated Series A Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) The Chairman of the Board of Directors or the President or a Vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation shall sign each share of Certificated Series A Preferred Stock for the Corporation, in accordance with the Corporation’s code of regulations and applicable law, including Section 1701.24 of the Ohio Revised Code, by manual or facsimile signature. If an Officer whose signature is on a Certificated Series A Preferred Stock no longer holds that office at the time the Transfer Agent countersigned the Certificated Series A Preferred Stock, the Certificated Series A Preferred Stock shall be valid nevertheless. The Certificated Series A Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Certificated Series A Preferred Stock. The signature shall be conclusive evidence that the Certificated Series A Preferred Stock has been authenticated under this Subdivision. Each Certificated Series A Preferred Stock shall be dated the date of its countersignature.

B-27

Section 14. Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation; provided that the Corporation shall not be required to issue any additional certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in the immediately preceding sentence, shall deliver the consideration due upon Mandatory Conversion pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 15. Paying Agent and Conversion and Dividend Disbursing Agent. (a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Series A Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Series A Preferred Stock may be presented for conversion (the “Conversion and Dividend Disbursing Agent”). The Transfer Agent shall act as Paying Agent and Conversion and Dividend Disbursing Agent, unless another Paying Agent or Conversion and Dividend Disbursing Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion and Dividend Disbursing Agent and may appoint one or more additional paying agents and one or more additional conversion and dividend disbursing agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion and Dividend Disbursing Agent” includes any additional conversion and dividend disbursing agent. The Corporation may change any Paying Agent or Conversion and Dividend Disbursing Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion and Dividend Disbursing Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion and Dividend Disbursing Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion and Dividend Disbursing Agent.

(b) Payments due on the Series A Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Series A Preferred Stock register.

B-28

Section 16. Notices. Any notice or demand that by any provision of this Subdivision is required or permitted to be given or served by the Transfer Agent or by the Holders on the Corporation shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Corporation with the Transfer Agent) to Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, OH 44114, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Transfer Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to Wells Fargo Bank, N.A., Attn: Relationship Management, 110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4101.

The Transfer Agent, by notice to the Corporation, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the stock register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Transfer Agent shall constitute a sufficient notification for every purpose hereunder.

Section 17. Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Shares or other securities issued on account of Mandatory Convertible Preferred Stock (including upon conversion) pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Common Shares or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such Common Shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 18. Headings. The headings of the Sections of this Subdivision are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

B-29

EXHIBIT A

FORM OF 7.00% SERIES A MANDATORY CONVERTIBLE
PREFERRED STOCK, CLASS A

Number: ___                                                                                                                                                                  ____________ Shares

CUSIP NO.: 18683K 507

7.00% Series A Mandatory Convertible Preferred Stock, Class A
(without par value per share)
(liquidation preference $1,000.00 per share)
OF

CLIFFS NATURAL RESOURCES INC.

FACE OF SECURITY

CLIFFS NATURAL RESOURCES INC., an Ohio corporation (the “Corporation”), hereby certifies that [_____] (the “Holder”) is the registered owner of [_____] fully paid and non-assessable shares of preferred stock of the Corporation designated the 7.00% Series A Mandatory Convertible Preferred Stock, Class A, without par value per share and with a liquidation preference of $1,000.00 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Second Amended Articles of Incorporation of the Corporation, as amended, dated May 25, 2011, as the same may be amended from time to time in accordance with their terms (the “Articles”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles. The Corporation will provide a copy of the Articles to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

B-30

IN WITNESS WHEREOF, Cliffs Natural Resources Inc. has executed this certificate as of the date set forth below.

CLIFFS NATURAL RESOURCES INC.
By:
Name:
Title:

By:
Name:
Title:

Dated: _______________

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Series A Preferred Stock referred to in the within mentioned Articles.

Wells Fargo Bank, N.A., as Transfer Agent
By:
Name:
Title: Authorized Signatory

Dated: ____________________

B-31

REVERSE OF SECURITY

CLIFFS NATURAL RESOURCES INC.

7.00% Series A Mandatory Convertible Preferred Stock, Class A

Dividends on each share of Series A Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Articles.

The shares of Series A Preferred Stock shall not be redeemable by the Corporation. The shares of Series A Preferred Stock shall be convertible into the Corporation’s Common Shares in the manner and according to the terms set forth in the Articles.

The Corporation shall furnish to any Holder without charge a copy of the express terms of the shares of Series A Preferred Stock represented by this certificate and of the other classes and series of shares that the Corporation is authorized to issue within five days of receipt of written request thereof.

B-32

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

__________________________________________________________________________________________________

__________________________________________________________________________________________________

(Insert assignee’s social security or tax identification number)

__________________________________________________________________________________________________

(Insert address and zip code of assignee)

__________________________________________________________________________________________________

__________________________________________________________________________________________________

and irrevocably appoints:

__________________________________________________________________________________________________

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date: __________________

Signature: ______________________

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee: _____________________1

1 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-33

NOTICE OF CONVERSION

(To Be Executed by the Registered Holder
in Order to Convert the Series A Preferred Stock Prior to February 1, 2016)

The undersigned hereby irrevocably elects to convert (the “Conversion”) _______ shares of 7.00% Series A Mandatory Convertible Preferred Stock, Class A (the “Series A Preferred Stock”), represented by stock certificate No(s). __ (the “Series A Preferred Stock Certificates”) into common shares, par value $0.125 per share (the “Common Shares”), of Cliffs Natural Resources Inc. (the “Corporation”) pursuant to Section 8[(c)]2[(d)]3 of Subdivision A-1 of the Second Amended Articles of Incorporation of the Corporation, as amended, establishing the terms of the Series A Preferred Stock (the “Articles”), and according to the conditions of the Articles, as of the date written below. If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for the transfer taxes described above, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue Common Shares until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and shall deliver or cause to be delivered Common Shares not later than three Business Days following receipt of the original Series A Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.

Date: ______________________________________________________

Number of shares of Convertible Series A Preferred Stock to be converted: _________________

Signature: __________________________________________________

Name: _____________________________________________________

Address:4 __________________________________________________

Fax No.: ___________________________________________________

Fill in for registration of Common Shares if to be issued other than to and in the name of the registered Holder:

Name: _____________________________________________________

Address: ___________________________________________________

2 Insert for Early Conversion.

3 Insert for Fundamental Change Conversion.

4 Address where Common Shares and any other payments or certificates shall be sent by the Corporation.

B-34